As filed with the Securities and Exchange Commission on February 27, 2017

 Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
______________

AGNC INVESTMENT CORP.
(Exact name of registrant as specified in its charter)
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	26-1701984 (I.R.S. Employer Identification No.)
______________

2 Bethesda Metro Center, 12th Floor Bethesda, Maryland 20814 (Address of principal executive offices)

AGNC INVESTMENT CORP. 2016 EQUITY AND INCENTIVE COMPENSATION PLAN
(Full title of the plan)
______________

Kenneth L. Pollack, Esq.
Senior Vice President, General Counsel and Secretary
AGNC Investment Corp.
2 Bethesda Metro Center, 12th Floor
Bethesda, Maryland 20814
(301) 968-9300
(Name and address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee(2)
Common stock, par value $0.01 per share (“Common Stock”)	10,000,000	$19.525	$195,250,000	$22,630

(1)
Represents the maximum number of shares of Common Stock issuable under the AGNC Investment Corp. 2016 Equity and Incentive Compensation Plan (the “Plan”). Pursuant to Rule 416 under the Securities Act of 1933, as amended, (the “Securities Act”) this registration statement also covers any additional indeterminate amount of shares of Common Stock to be offered or sold pursuant to the Plan and shares of Common Stock that may become issuable under the Plan by reason of certain corporate transactions or events, including any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant’s outstanding shares of Common Stock.

(2)
Estimated solely for the purpose of calculating the registration fee, based, in accordance with Rule 457(c) and Rule 457(h) under the Securities Act, on the average of the high and the low prices of the Common Stock reported on The NASDAQ Global Select Market on February 24, 2017.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.     Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

*    The documents containing the information specified in this Part I will be sent or given to participants in the AGNC Investment Corp. 2016 Equity and Incentive Compensation Plan in accordance with Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). Such documents need not be filed with the Securities and Exchange Commission (the “SEC”) either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by AGNC Investment Corp. (the “Registrant”) with the SEC pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference and made a part hereof:

(a)	the Registrant’s annual report on Form 10-K for the year ended December 31, 2016, filed with the SEC on February 27, 2017;

(b)	the Registrant’s current reports on Form 8-K, filed with the SEC on January 27, 2017 and February 1, 2017; and

(c)
the description of the Registrant’s common stock, par value $0.01 per share (the “Common Stock”), contained in the Registrant’s Registration Statement on Form 8-A filed with the SEC on May 9, 2008, to register the Common Stock under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.
Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 102 of the Delaware General Corporation Law, as amended, allows a corporation to eliminate the personal liability of a director of a corporation to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached his duty of loyalty to the corporation or its stockholders, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock purchase or redemption in violation of Delaware corporate law or obtained an improper personal benefit.

Section 145 of the Delaware General Corporation Law provides, among other things, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the corporation’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding. The power to indemnify applies (i) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding or (ii) if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense expenses, (including attorneys’ fees but excluding amounts paid in settlement) actually and reasonably incurred by the indemnified person and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event such person is adjudged liable to the corporation unless a court believes that in light of all the circumstances indemnification should apply.

Section 174 of the Delaware General Corporation Law provides, among other things, that a director who willfully and negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his dissent to such actions to be entered in the books containing the minutes of the meetings of the Board of Directors at the time the action occurred or immediately after the absent director receives notice of the unlawful acts.

Article Seven of our amended and restated certificate of incorporation provides that our directors and officers shall not be personally liable to us and our stockholders for monetary damages for alleged action or inaction as a director or officer, except for liability to the extent such director or officer has committed willful misfeasance, bad faith, gross negligence or reckless disregard of such person’s duties involved in the conduct of such person’s duties to or for us.

Our third amended and restated bylaws and amended and restated certificate of incorporation provide that we may indemnify any person who is or was a director, trustee, officer, employee or agent of us to the fullest extent permitted by Delaware law. The indemnification provisions contained in our third amended and restated bylaws and amended and restated certificate of incorporation are not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit No.	Description
3.1
Amended and Restated Certificate of Incorporation of AGNC Investment Corp., incorporated herein by reference to Exhibit 3.1 of Form 10-Q for the quarter ended September 30, 2016 (File No. 001-34057), filed November 7, 2016

3.2
Third Amended and Restated Bylaws of AGNC Investment Corp., incorporated herein by reference to Exhibit 3.2 of Form 10-Q for the quarter ended September 30, 2016 (File No. 001-34057), filed November 7, 2016

4.1	Form of Certificate for Common Stock, incorporated herein by reference to Exhibit 4.3 of Form 10-Q for the quarter ended September 30, 2016 (File No. 001-34057), filed November 7, 2016
4.2
Form of AGNC Investment Corp. 2016 Equity and Incentive Compensation Plan, incorporated herein by reference to Appendix I to the Definitive Proxy Statement for the 2016 Special Meeting of Stockholders (File No. 001-34057), filed on November 4, 2016

5.1*	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
10.1
Form of Restricted Stock Unit Award Agreements, incorporated herein by reference to Exhibits 10.8, 10.9, 10.10 and 10.11 of Form 10-K for the fiscal year ended December 31, 2016 (File No. 001-34057), filed February 27, 2017

23.1*	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)
23.2*	Consent of Ernst & Young LLP
24.1*	Power of Attorney

* Filed herewith.

Item 9.	Undertakings.

(a)    The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Bethesda, State of Maryland, on February 27, 2017.

AGNC INVESTMENT CORP.

By: /s/ Kenneth L. Pollack
Name: Kenneth L. Pollack

Title:	Senior Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.

	Name	Title	Date
	/s/ GARY KAIN	Chief Executive Officer, President and Chief Investment Officer (Principal Executive Officer)	February 27, 2017
Gary Kain

	/s/ PETER FEDERICO	Chief Financial Officer and Executive Vice President (Principal Financial Officer)	February 27, 2017
Peter Federico

	/s/ BERNICE E. BELL	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	February 27, 2017
Bernice E. Bell

	*	Director	February 27, 2017
Morris A. Davis

	*	Director	February 27, 2017
Larry K. Harvey

	*	Director	February 27, 2017
Prue B. Larocca

	*	Director	February 27, 2017
Paul E. Mullings

*By:	/s/ KENNETH L. POLLACK
Kenneth L. Pollack
Attorney-in-fact